Exhibit 99.1

ENDRA Life Sciences Renews and Extends Term of Collaboration
Agreement with GE Healthcare to Develop ENDRA’s TAEUS™ Clinical
Product Targeting Non-Alcoholic Fatty Liver Disease

2018 European Launch Remains on Track with Human Data Expected in Second Quarter of 2018 to Support ENDRA’s First Commercial Liver Product

ANN ARBOR, Michigan – February 5, 2018 - ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), a developer of enhanced ultrasound technologies, has renewed its collaborative research agreement to develop ENDRA’s clinical platform, Thermo-Acoustic Enhanced UltraSound (TAEUS™), with General Electric Company (NYSE: GE) acting through its GE Healthcare unit, a leading provider of transformational medical technologies and services, by extending the agreement’s term to January 2020.

Under the terms of the agreement, GE Healthcare will continue to support ENDRA’s efforts to complete commercialization of its TAEUS technology for use in a fatty liver application by, among other things, providing equipment and technical advice, and facilitating introductions to GE Healthcare clinical ultrasound customers. In return for this assistance, ENDRA will afford GE Healthcare certain rights of first offer with respect to manufacturing and licensing rights for the target application.

In the fourth quarter of 2017, ENDRA completed two major milestones towards the commercial launch of its TAEUS clinical product in the European Union, currently projected for the second half of 2018.

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The first milestone was the new partnerships with StarFish Medical and CriTech Research to advance ENDRA’s current prototype TAEUS device into a clinical product meeting CE regulatory requirements, followed by FDA submission for the U.S. market.

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The second milestone was contracting with the Centre for Imaging Technology Commercialization (CIMTEC) to commence human studies targeting NAFLD involving both conventional ultrasound and TAEUS imaging, along with relevant blood markers and magnetic resonance imaging (MRI). ENDRA’s objectives are to obtain important insight into clinical work flow and TAEUS’ quantitative methodologies.

“2018 is off to an exciting start as evidenced by the accelerated renewal of our collaboration agreement with GE Healthcare, the global leader in clinical ultrasound,” said Francois Michelon, ENDRA’s CEO. “Based on positive market trends in the EU and our progress achieved on the development front in 2017, we and GE Healthcare mutually agreed to extend our partnership by two years to continue the development and commercialization of ENDRA’s TAEUS fatty liver product in Europe.”

Brian McEathron, GE Healthcare’s Vice President and General Manager for General Imaging Ultrasound added, “GE has a long history of bringing meaningful healthcare innovation to market. We believe that ENDRA’s technology has the potential to bring significant new capabilities to ultrasound – which aligns well with GE Healthcare’s mission of increasing access to high-quality, cost-effective healthcare. We’re very excited about completing the final steps towards commercialization of ENDRA’s TAEUS fatty liver product.”

About ENDRA Life Sciences Inc.
ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA) is a developer of enhanced ultrasound technologies. ENDRA's Photo-Acoustic Nexus-128 system is currently used by leading global medical researchers to screen and modify disease models with high image quality and volume scanning speed. ENDRA is developing next generation Thermo-Acoustic Enhanced UltraSound (TAEUS™) system to enable clinicians to visualize human tissue composition, function and temperature in ways previously possible only with CT & MRI -- at a fraction of the cost, and at the point-of-care. ENDRA's first TAEUS application will focus on the quantification of fat in the liver, for early detection and monitoring of Non-Alcoholic Fatty Liver Disease, which affects over 1 billion people globally, representing an estimated $13 billion global ultrasound market opportunity. ENDRA's goal is to bring new capabilities to ultrasound -- thereby broadening access to better healthcare. For more information, please visit www.endrainc.com.

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate," or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding the continuation of our agreement with GE Healthcare, expectations concerning ENDRA's ability to secure regulatory approvals; anticipated product pricing; expectations with respect to current and future partnerships, including those with GE Healthcare, CIMTEC, StarFish and CriTech; estimates of the timing of future events and achievements; and expectations concerning ENDRA's business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:
MZ North America
Chris Tyson
Managing Director
(949) 491-8235
NDRA@mzgroup.us
www.mzgroup.us